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                                                                     Exhibit 1.1

                            TEEKAY LNG PARTNERS L.P.

                             5,500,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT


Citigroup Global Markets Inc.                                  ___________, 2005
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Deutsche Bank Securities Inc.
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the "PARTNERSHIP"), proposes to issue and sell (the "OFFERING") to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, 5,500,000 Common Units (the "FIRM UNITS"), each representing a limited partner interest in the Partnership (the "COMMON UNITS"). The Partnership also proposes to grant to the Underwriters an option to purchase up to 825,000 additional Common Units to cover over-allotments (the "OPTION UNITS"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "UNITS." To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 18 hereof.

      As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Units set forth opposite its name on Schedule I to this Agreement, up to 550,000 Common Units, for sale to parties associated with the Partnership (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED UNIT PROGRAM"). The Common Units to be sold by Citigroup Global Markets Inc. pursuant to the Directed Unit Program (the "DIRECTED UNITS") will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Participants by 8:00 AM New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

      It is understood and agreed to by all parties that the Partnership was formed by Teekay Shipping Corporation, a Marshall Islands corporation ("TSC"), to acquire, own and

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operate substantially all of its assets and operations in the LNG shipping sector and certain of its assets and operations in the crude oil shipping sector (collectively, the "CONTRIBUTED BUSINESS"), as described more particularly in the Prospectus. It is further understood and agreed by all parties that as of the date hereof:

            (i) as of the date hereof, TSC directly owns a 100% membership interest in Teekay GP L.L.C., a Marshall Islands limited liability company (the "GENERAL PARTNER"), and a 98% limited partner interest in the Partnership;

            (ii) after giving effect to the Transactions (as defined below), the Partnership will own a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (the "OPERATING COMPANY");

            (iii) after giving effect to the Transactions, the Operating Company will own a 100% equity interest in each of Teekay Luxembourg S.a.r.l., a Luxembourg company ("LUXCO"), and Granada Spirit L.L.C., a Marshall Islands limited liability company; and

            (iv) after giving effect to the Transactions, Luxco will own, directly or indirectly, 100% of the equity interest of the entities set forth on Schedule II (together with Luxco, the "OPERATING SUBSIDIARIES").

      The transactions described in the Contribution, Conveyance and Assumption Agreement (the "CONTRIBUTION AGREEMENT") to be dated the Closing Date (as defined in Section 3 hereof) among the Teekay Parties (as defined below) and Teekay Shipping Spain, S.L., a Spanish company ("TEEKAY SPAIN") will have occurred at or prior to the Closing Date (such transactions are collectively referred to as the "TRANSACTIONS"). In connection with the Transactions, the parties to the Transactions entered into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement the "CONTRIBUTION DOCUMENTS").

      The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the "PARTNERSHIP ENTITIES." TSC, the General Partner, the Partnership and the Operating Company are hereinafter referred to collectively as the "TEEKAY PARTIES" and, together with the Operating Subsidiaries, the "TEEKAY ENTITIES."

      This is to confirm the agreement among the Teekay Parties and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

      1. Representations, Warranties and Agreements of the Teekay Parties. Each of the Teekay Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter that:

      (a) Registration. The Partnership has prepared and filed with the Commission a registration statement (File number 333-120727) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. The Partnership


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may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Partnership has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

      (b) No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased hereunder, if such date is not the Closing Date (an "OPTION CLOSING DATE"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith, provided, however, that the Teekay Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

      (c) Formation and Qualification. Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at each Closing Date (as defined in Section 3 hereof) will be, duly registered or qualified to do business and is, or at each Closing Date will be, in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or


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qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. "MATERIAL ADVERSE EFFECT," as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Partnership Entities, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Each of the Partnership Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Contribution Documents and to conduct its business as currently conducted and as to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and Prospectus.

      (d) Ownership of General Partner Interest in the Partnership. At the Closing Date and any Option Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended and restated on or prior to the Closing Date or any Option Closing Date, the "PARTNERSHIP AGREEMENT"); and the General Partner will own such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, "LIENS") (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus, or under applicable securities laws).

      (e) Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, TSC will own 8,984,572 Common Units and 14,484,572 Subordinated Units (all such Common and Subordinated Units being collectively referred to herein as the "SPONSOR UNITS"); and the General Partner will own 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the "INCENTIVE DISTRIBUTION RIGHTS"). All of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Prospectus under the caption "The Partnership Agreement - Limited Liability"); and TSC and the General Partner will own the Sponsor Units and the Incentive Distribution Rights, respectively, free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or under applicable securities laws).

      (f) Valid Issuance of the Units. At the Closing Date or the Option Closing Date, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Prospectus under the caption "The Partnership Agreement - Limited Liability"); and, other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date or the Option Closing Date, other than any awards made to


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outside directors under the Partnership's 2005 Long-Term Incentive Plan, up to an aggregate of 3,500 Units.

      (g) Ownership of the General Partner. At the Closing Date and the Option Closing Date, after giving effect to the Transactions: TSC will directly own a 100% membership interest in the General Partner; such membership interests will be duly authorized and validly issued and will be fully paid (to the extent required under the limited liability company agreement of the General Partner (the "GENERAL PARTNER LLC AGREEMENT")) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and TSC will own such membership interests free and clear of all Liens.

      (h) Ownership of the Operating Company. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Partnership will own a 100% membership interest in the Operating Company; such membership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended and restated at or prior to the Closing Date or the Option Closing Date, the "OPERATING COMPANY LLC AGREEMENT") and will be fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and the Partnership will own such membership interest free and clear of all Liens except for Liens pursuant to the Credit Agreement (as defined in Section 1(p)(vi) hereof).

      (i) Ownership of the Operating Subsidiaries. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Operating Company will own, directly or indirectly, 100% of the equity interests in each of the Operating Subsidiaries; such equity interests will be duly authorized and validly issued in accordance with the organization documents of each Operating Subsidiary (as the same may be amended and restated at or prior to the Closing Date, the "OPERATING SUBSIDIARIES' ORGANIZATIONAL DOCUMENTS") and will be fully paid (to the extent required under the Operating Subsidiaries' Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary); and the Operating Company will own such equity interests free and clear of all Liens except for Liens described on Schedule VI.

      (j) No Other Subsidiaries. Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at the Closing Date and the Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership's ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company's ownership (directly or indirectly) of 100% of the equity interests in each of the Operating Subsidiaries, neither the Partnership nor the Operating Company owns, and at the Closing Date and the Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.


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      (k) No Preemptive Rights or Options. Except as described in the Prospectus or herein, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Partnership Entities. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (i) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the General
Partner or the Operating Company, or (C) any equity interests in any Operating Subsidiary.

      (l) No Registration Rights. No holder of securities of any of the Partnership Entities has rights to the registration of such securities under the Registration Statement.

      (m) Capitalization. As of December 31, 2004, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

      (n) Authority and Authorization. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and
(ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At the Closing Date and the Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Teekay Entities of the Operative Agreements (as defined in the last paragraph of Section l(p) hereof) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements to take place as of the Closing Date or the Option Closing Date, as applicable, shall have been validly taken.

      (o) Enforceability of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties.

      (p) Enforceability of Operative Agreements. On or before the Closing Date:

            (i) the General Partner LLC Agreement will have been duly authorized, executed and delivered by TSC;

            (ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and TSC and will be a valid and legally binding agreement of the General Partner and TSC, enforceable against the General Partner and TSC in accordance with its terms;

            (iii) the Operating Company LLC Agreement will have been duly authorized, executed and delivered by the Partnership;

            (iv) each of the Operating Subsidiaries' Organizational Documents will have been duly authorized, executed and delivered by the appropriate Partnership Entity;


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            (v) the Omnibus Agreement to be dated the Closing Date among the
      Teekay Parties (the "OMNIBUS AGREEMENT") will have been duly authorized, executed and delivered by each of the Teekay Parties, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (vi) the Revolving Credit Facility dated February 22, 2001 among Naviera Teekay Gas, S.L. ("Gas I") as Borrower, the Banks party thereto, J.P. Morgan Europe Limited, as Agent, J.P. Morgan Bank S.A., as Spanish Security Agent, and J.P. Morgan plc and J.P. Morgan Bank S.A., as Arranger, as amended (the "CREDIT AGREEMENT"), will have been duly authorized, executed and delivered by Gas I and, assuming the due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of Gas I enforceable against it in accordance with its terms;

            (vii) each of the Contribution Documents will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (viii) the Administrative Services Agreement between the Partnership and Teekay Shipping Limited, a Bahamas company and wholly owned subsidiary of TSC ("TSL") (the "ADMINISTRATIVE SERVICES AGREEMENT") will have been duly authorized, executed and delivered by each of them, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (ix) the Advisory, Technical and Administrative Services Agreement between Teekay Spain and TSL (the "ATAS AGREEMENT") will have been duly authorized, executed and delivered by each of them, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (x) the LNG Strategic Consulting and Advisory Services Agreement between Teekay Spain and Teekay LNG Project Ltd. (the "LNG CONSULTING AND ADVISORY AGREEMENT") will have been duly authorized, executed and delivered by each of them, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (xi) The Joint Venture Agreement dated March 15, 2004 between Teekay European Holdings S.a.r.l. (as the successor in interest to TSC) and F. Tapias Grupo de Sociedades e Inversiones, S.L., as amended by the Amendment Agreement between Teekay European Holdings S.a.r.l. and F. Tapias Grupo de Sociedades e Inversiones, S.L. (the "AMENDED JOINT VENTURE AGREEMENT"), has been or will have been duly authorized, executed and delivered by Teekay European Holdings S.a,r.l. (or by TSC as its predecessor in interest), and, assuming the due authorization, execution and


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      delivery by the other party thereto, will be a valid and legally binding agreement of Teekay European Holdings S.a,r.l., enforceable against it in accordance with its terms;

            (xii) the Purchase Agreement between TSC and the Operating Company, pursuant to which either (a) the Suezmax tanker, the Granada Spirit and the related Time Charter Party between Granada Spirit L.L.C. and Teekay Chartering Limited or (b) the membership interests in Granada Spirit L.L.C., the company that owns the Granada Spirit and has rights under the Time Charter Party, will be sold to TSC (the "GRANADA SPIRIT AGREEMENT") will have been duly authorized, executed and delivered by each of them, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

            (xiii) the Share Purchase Agreement between TSC and the Partnership pursuant to which the Partnership or the Operating Company will acquire all of the common shares of Teekay Nakilat Holdings Corporation (the "RASGAS II PURCHASE AGREEMENT"), will have been duly authorized, executed and delivered by each of them, and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

provided that, with respect to each agreement described in this Section 1(p), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

    The General Partner LLC Agreement, the Partnership Agreement, the Operating Company LLC Agreement, the Operating Subsidiaries' Organizational Documents, the Omnibus Agreement, the Credit Agreement, the Contribution Documents, the Administrative Services Agreement, the ATAS Agreement, the LNG Consulting and Advisory Agreement, the Amended Joint Venture Agreement, the Granada Spirit Agreement and the RasGas II Purchase Agreement are herein collectively referred to as the "OPERATIVE AGREEMENTS."

      (q) Enforceability of Other Agreements. Each of the agreements listed on
Schedule III (collectively, the "OTHER AGREEMENTS") has been duly authorized, executed and delivered by each of the parties thereto and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that, with respect to each agreement described in this Section 1(q), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

      (r) Sufficiency of Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to, or vest in, the Partnership, the


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Operating Company and the Operating Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership, the Operating Company and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Transaction Documents and those set forth in the Prospectus. The Partnership, the Operating Company and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations of the Contributed Business as disclosed in the Prospectus and the Contribution Documents.

      (s) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Teekay Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of any agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents of any of the Teekay Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens referred to or described in the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements.

      (t) No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of Units by the Underwriters,
(iii) such consents (as defined herein) that have been, or prior to the Closing Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements, and (v) as disclosed in the Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification ("CONSENT") of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Teekay

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Entities parties hereto or thereto, or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions).

      (u) No Default. None of the Teekay Entities is (i) in violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or
(iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements. To the knowledge of the Teekay Parties, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

      (v) Conformity of Securities to Description in Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, and the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents, will conform in all material respects to the descriptions thereof contained in the Prospectus.

      (w) No Material Adverse Change. Since the date of the latest audited financial statements included in the Prospectus and other than as set forth in or contemplated by the Prospectus, (i) no Partnership Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, condition (financial or otherwise), stockholders' equity, partners' equity, members' equity, results of operations, business, properties, assets or prospects of the Partnership Entities, taken as a whole, and (iii) none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, or otherwise than as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (x) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included in the Prospectus and the Registration Statement (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical and pro forma financial and operating information set forth in the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial and operating data set forth in the Registration Statement and Prospectus under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein; the related pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

                  (y) Independent Registered Public Accounting Firm. The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements of Luxco, Teekay Spain and the Partnership Entities and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (z) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Units or the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements

                  (aa) Title to Properties. At the Closing Date and the Option Closing Date, after giving effect to the Transactions, the Operating Company and the Operating Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, and each Operating Subsidiary identified on Exhibit B is the sole owner of the vessel set forth opposite its name on Exhibit B (the "VESSELS"), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) that arise from indebtedness expressly assumed by the Operating Company or the Operating Subsidiaries pursuant to the Contribution Documents or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Prospectus (the Liens described in clauses (i) through (iii) above being "PERMITTED LIENS"); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities, taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

                  (bb) Vessel Registration. Each vessel identified in Exhibit B is duly registered under the laws of the jurisdiction set forth on Exhibit B in the name of the applicable Operating Subsidiary identified in Exhibit B, free and clear of all Liens except for Permitted Liens.

                  (cc) Permits. Each of the Partnership Entities has, or at the Closing Date and the Option Closing Date will have, such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations ("PERMITS") of, and has or will have made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Entities has, or at the Closing Date and the Option Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

                  (dd) Insurance. Except as set forth in the Prospectus with respect to off hire insurance, the Partnership Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and TSC and the General Partner believe that each of the

Partnership Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                  (ee) Contracts to be Described or Filed. To the best knowledge of the Teekay Entities, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

                  (ff) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Teekay Entities, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Teekay Entities, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, could reasonably be expected to
(A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Units, or (B) question the validity of this Agreement, any Operative Agreement or any Other Agreement.

                  (gg) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

                  (hh) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission, the NYSE (as defined in Section 1(qq) hereof) that are effective and applicable to the Partnership.

                  (ii) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and none of the Teekay Entities is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.

                  (jj) Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

                  (kk) Books and Records. Each Partnership Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ll) Environmental Compliance. Each Partnership Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) ("ENVIRONMENTAL LAWS"),
(ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in
(i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). The term "HAZARDOUS MATERIAL" means (A) any "hazardous substance" as defined in CERCLA, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (mm) Effect of Environmental Laws. In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

                  (nn) Intellectual Property. The Partnership Entities own or possess, or as of the Closing Date will own or possess, after giving effect to the Transactions, rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Partnership Entities believe that the conduct of their respective businesses will not conflict with, and the Partnership Entities have not received any notice of any claim of conflict with, any such rights of others.

                  (oo) Private Placement. The offer, sale and issuance of the Sponsor Units to TSC and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act, the rules thereunder and the securities laws of any state having jurisdiction with respect thereto, and none of the Teekay Entities has taken or will take any action that would cause the loss of such exemption.

                  (pp) No Distribution of Other Offering Materials. None of the Teekay Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.

                  (qq) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

                  (rr) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" and after giving effect to the Transactions will be,(i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 ACT") or (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

                  (ss) Passive Foreign Investment Company. To the best knowledge of the Teekay Entities, the Partnership is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the Code.

                  (tt) Tax Passthrough Status. None of the Partnership Entities has elected to be treated as a corporation for United States federal income tax purposes. Each of the Partnership Entities has properly elected not to be treated as a corporation for United States federal income tax purposes (other than any Partnership Entity that is classified other than as a corporation without regard to whether it makes an election).

                  (uu) Foreign Corrupt Practices Act. No Teekay Entity nor any director, officer, agent, employee or affiliate of any Teekay Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                  (vv) Sanctions Laws and Regulations. Neither the sale of the Units by the Partnership hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the "SANCTIONS LAWS AND REGULATIONS") or any enabling legislation or executive order relating thereto.

                  (ww) OFAC. None of the Teekay Entities is, and, to the knowledge of the Teekay Parties, no director, officer, agent, employee or affiliate of any of the Teekay Entities is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (xx) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Teekay Parties, threatened.

                  (yy) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

                  (zz) Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                  (aaa) Prohibition on Dividends. Except as provided in the Credit Agreement and by Section 40 of the Marshall Islands Limited Liability Company Act of 1996, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary's equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary's property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

                  (bbb) Statistical and Market Data. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Teekay Entities believe to be reliable and accurate.

                  Furthermore, the Teekay Parties represent and warrant to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Units are offered outside the United States. None of the Teekay Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Teekay Entities to alter the customer's or supplier's level or type of business with the Teekay Entities, or
(ii) a trade journalist or publication to write or publish favorable information about the Teekay Entities or its products.

                  Any certificate signed by any officer of any Teekay Entity and delivered to the Representatives or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Underwriter.

                  2.       Purchase and Sale.

                  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $_____ per Unit, the amount of the Firm Units set forth opposite such Underwriter's name in
Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 825,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as Citigroup Global Markets Inc. in its absolute discretion shall make to eliminate any fractional Units.

                  3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at _______ AM, ______________ time, on _____________, 2005 at the offices of ________________________, _______________, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the "CLOSING DATE"). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company ("DTC") unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless Citigroup Global Markets Inc. shall otherwise instruct. If settlement of the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

                  5. Agreements. Each of the Teekay Parties, jointly and severally, agrees with the several Underwriters that:

                  (a) Preparation of Prospectus and Registration Statement. The Teekay Parties will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective,
(2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership Entities which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) Copies of Reports. The Partnership will furnish or make available via the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) System to its unitholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available via the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units (excluding any periodic income tax reporting materials) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act (other than any annual CEO certification and annual written affirmations to the NYSE).

                  (e) Signed Copies of the Registration Statement. The Partnership will furnish to Citigroup Global Markets Inc. and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (f) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.

                  (g) Lock-up Period; Lock-up Letters. The Teekay Entities will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Teekay Entities or any affiliated company of the Teekay Entities, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the "RESTRICTED PERIOD"); provided, however, that the Partnership may grant restricted units or options to purchase Common Units under the Partnership's 2005 Long-Term Incentive Plan.

                  (h) Compliance with Sarbanes-Oxley Act. Each of the Partnership Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

                  (i) Price Manipulation. The Teekay Entities will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                  (j) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) an advisory fee equal to .375% of the gross proceeds of the Offering (including any exercise of the option set forth in Section 2 hereof) to Citigroup Global Markets Inc. for advisory services in connection with the evaluation, analysis and structuring of the Partnership; and (xi) all other costs and expenses of the Partnership or the Teekay Entities incident to the performance by them of their obligations hereunder. The Underwriters will reimburse the Partnership for expenses that are incurred in connection with the Offering up to a maximum of $200,000. Such reimbursement may be made by wire transfer of immediately available funds to such account or accounts designated by the Partnership or such other method as agreed to by the parties following delivery of satisfactory documentation of the expenses of the Underwriters. Notwithstanding the foregoing, it is understood that, except as expressly provided in this subsection (j), subsection (o), and Section 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Common Units, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Units and any advertising expenses relating to offers of Units they may make.

      (k) Use of Proceeds. The Partnership Entities will use the net proceeds received by them from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds."

      (l) Rule 463. The Partnership will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

      (m) Investment Company; PFIC. For a period of five years after the Closing Date or, if later, the Option Closing Date, the Partnership will use its best reasonable efforts to ensure that (i) no Partnership Entity, nor any subsidiary thereof, shall become an "investment company" as defined in the 1940 Act, and
(2) the Partnership shall not become a PFIC.

      (n) Sanctions Laws and Regulations. The Partnership will not take, and will cause each subsidiary not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Units hereunder. Further, the Partnership will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Units, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Units to be in violation of the Sanctions Laws and Regulations or any agent or "Specially Designated National" of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.

      (o)   Directed Units.

            (i) The Partnership agrees to pay (1) all fees and disbursements reasonably incurred by the Underwriters (but excluding all fees and expenses of counsel in connection with the Directed Unit Program, (2) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and other charges for counting and packaging) of such copies of the Directed Unit Program materials, and (3) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program.

            (ii) Furthermore, the Partnership covenants with Citigroup Global Markets Inc. that the Partnership Entities will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Teekay Parties contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Teekay Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Teekay Parties of their obligations hereunder and to the following additional conditions:

      (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

      (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Incentive Distribution Rights, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby (including the Transactions) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (c) The Partnership shall have requested and caused Watson, Farley & Williams, special Marshall Islands counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (i) Formation of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the law of the Republic of The Marshall Islands, and has the limited partnership power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

            (ii) Formation of the General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of The Marshall Islands, and each has the limited liability company power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

            (iii) Formation of Operating Subsidiaries. Each of the subsidiaries of the Partnership listed on Schedule IV (the "MARSHALL ISLANDS SUBSIDIARIES") is validly existing in good standing as a [corporation] [limited liability company] under the law of the Republic of The Marshall Islands, and each has the [corporate] [limited liability company] power and authority to own or lease its properties, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

            (iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and, to our knowledge the General Partner owns its general partner interest free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement, as described in the Prospectus or under applicable securities laws).

            (v) Ownership of the Sponsor Units and the Incentive Distribution Rights. TSC owns the Sponsor Units and the General Partners owns all of the Incentive Distribution Rights; all of such Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Prospectus under the caption "The Partnership Agreement-Limited Liability"); and to our knowledge, TSC owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except, with respect to the Incentive Distribution Rights, restrictions on transferability as described in the Prospectus or under applicable law).

            (vi) Valid Issuance of the Firm Units. The Common Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented by such Common Units have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Prospectus under the caption "The Partnership Agreement-Limited Liability"); and other than the Sponsor Units and the Incentive Distribution Rights, the Common Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date other than any awards made under the Partnership's 2005 Long-Term Incentive Plan.

            (vii) Ownership of the General Partner. TSC directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company Act); and to our knowledge, TSC directly owns such membership interest free and clear of all Liens.

            (viii) Ownership of the Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and is fully paid (to the extent required under the Operating Company LLC

      Agreement) and nonassessable (except as such nonassessability may be affected by Section 51 of the Marshall Islands Limited Liability Company
      Act); and to our knowledge, the Partnership owns such membership interest free and clear of all Liens other than Liens listed on Schedule VI hereto.

            (ix) Ownership of the Marshall Island Subsidiaries. The Operating Company owns 100% of the equity interests in each Marshall Islands Subsidiary; such equity interests have been duly authorized and been validly issued in accordance with the organizational documents of each Marshall Islands Subsidiary and are fully paid (to the extent required under the organizational documents of each Marshall Island Subsidiary) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the Marshall Islands for each Operating Subsidiary); and to our knowledge, the Operating Company owns such equity interests free and clear of all Liens other the Liens listed on Schedule VI hereto.

            (x) No Preemptive Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of,
      (i) any limited partner interests in the Partnership, (ii) any membership interests in the General Partner or the Operating Company or (iii) any equity interests in any Marshall Islands Subsidiary, in each case pursuant to the limited partnership agreement, limited liability company agreement or other organizational documents of such entity. To the knowledge of such counsel and except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company, (C) any equity interests in any Marshall Islands Subsidiary.

            (xi) No Registration Rights. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of any of the General Partner, the Partnership, the Operating Company or the Marshall Islands Subsidiaries.

            (xii) Authority and Authorization. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Common Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Marshall Islands Entities or any of their respective stockholders, partners or members pursuant to the law of the Republic of The Marshall Islands for the authorization, issuance, sale and delivery of the Common Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements to which any of the Marshall Islands Entities is a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and such Operative Agreements, has been validly taken.

            (xiii) Due Execution and Delivery of the Underwriting Agreement and the Operative Agreements. Each of this Agreement and the Operative Agreements to which any of the Marshall Island Entities is a party has been duly authorized and validly executed and delivered by each such entity, as applicable.

            (xiv) Enforceability of Operative Agreements. Assuming due authorization, execution and delivery by each party to the Operative Agreements (other than the Marshall Islands Entities), each of the Operative Agreements governed by the law of the Republic of The Marshall Islands constitutes a valid and legally binding obligation of each of the [Teekay Entities] parties thereto, enforceable against each such [Teekay Entity] in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

            (xv) Sufficiency of Contribution Documents. Each of the Contribution Documents that is governed by the law of the Republic of The Marshall Islands is in a form legally sufficient under the law of the Republic of The Marshall Islands to transfer or convey to, or vest in, the Partnership, the Operating Company and the Operating Subsidiaries [all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership, the Operating Company and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Registration Statement and the Prospectus)], as the case may be, the properties identified in such Contribution Documents, subject to the conditions, reservations and limitations contained in such Contribution Documents. The Partnership, the Operating Company and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents governed by the law of the Republic of The Marshall Islands, succeeded or will succeed in all material respects under the law of the Republic of The Marshall Islands to the business, assets, properties, liabilities and operations of the Contributed Business [as reflected in the pro forma consolidated financial statements of the

      Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.]

            (xvi) Sufficiency of Conversion. The conversion of the Marshall Islands Subsidiaries from corporations to limited liability companies became effective under the law of the Republic of The Marshall Islands on ________________, 2005.

            (xvii) No Conflicts. None of the offering, issuance and sale by the Partnership of the Common Units, the execution, delivery and performance of this Agreement or the Operative Agreements governed by the law of the Republic of The Marshall Islands by the Teekay Entities, as applicable, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of any limited partnership agreement, limited liability company agreement or other organizational documents of any Marshall Island Entity, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) any Operative Agreement governed by the law of the Republic of The Marshall Islands, [any Other Agreement governed by the law of the Republic of The Marshall Islands] or any other agreement governed by the law of the Republic of The Marshall Islands filed as an exhibit to the Registration Statement, (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree known to such counsel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in, the Republic of The Marshall Islands, or (iv) to our knowledge results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership Entities taken as a whole.

            (xviii) No Consents. No consent (as such terms is defined in Section 1(t) hereof) under the law of the Republic of The Marshall Islands is required for the offering, issuance and sale by the Partnership of the Common Units, the execution, delivery and performance of this Agreement and the Operative Agreements governed by the law of the Republic of The Marshall Islands by the Teekay Entities party thereto or the consummation of the transactions contemplated by this Agreement or the Operative Agreements governed by the law of the Republic of The Marshall Islands (including the Transactions).

            (xix) Permits. To the knowledge of such counsel, no permits (as such term is defined in Section 1(cc) hereof) of, or declarations or filings with, any of governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Partnership Entities to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Prospectus; and, to the knowledge of such counsel, none of the Teekay Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate would reasonably be expected to have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in the manner described in the Prospectus.

            (xx) Vessel Documentation. Each of the Vessels identified in
      Schedule 2 hereto is registered under the law of the Republic of The Marshall Islands in the ownership of the Marshall Islands Subsidiary identified in Schedule 2 hereto, free and clear of all recorded Liens except for Permitted Liens.

            (xxi) Accuracy of Statements. The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Business -- Regulation -- International Maritime Organization (or IMO)," "Business -- Regulation -- Environmental Regulations -- The United States Oil Pollution Act of 1990 (or OPA 90)," "Business -- Regulation -- Environmental Regulations -- Other Environmental Initiatives," "Business -- Taxation of the Partnership -- Marshall Islands Taxation," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units" and "The Partnership Agreement" and "Enforcement of Civil Liabilities," insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Summary -- The Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement."

            (xxii) Negative Assurance. Although we have not independently verified, are not passing on, and are not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus under the captions "Business -- Regulation -- International Maritime Organization (or IMO)," "Business-Regulation-Environmental Regulations -- The United States Oil Pollution Act of 1990 (or OPA 90)," "Business -- Regulation -- Environmental Regulations -- Other Environmental Initiatives," "Business -- Taxation of the Partnership -- Marshall Islands Taxation," "Conflicts of Interest and Fiduciary Duties," "The Partnership Agreement-Limited Liability" and "Enforcement of Civil Liabilities," on the basis of the procedures undertaken by us (and relying as to materiality to the extent we deem appropriate upon the opinions of officer and other representatives of the Partnership), no facts have come to our attention that cause us to believe that the statements contained in the Registration Statement and the Prospectus under such captions contained as of its effective date an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

            (xxiii) Tax Opinion. The opinion of Watson, Farley & Williams that is filed as Exhibit 8.2 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

            (xxiv) No Additional Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the law of the Republic of The Marshall Islands for the liabilities of the Operating Company or the Operating

      Subsidiaries and the limited partners of the Partnership will not be liable under the law of the Republic of The Marshall Islands for the liabilities of the Partnership, the Operating Company or the Operating Subsidiaries, except in each case to the extent they may have liability under the law of the Republic of The Marshall Islands.

            (xxv) Choice of Law. The choice of New York law to govern this Agreement constitutes a valid choice of law under the law of the Republic of The Marshall Islands.

            (xxvi) Non-Exclusive Jurisdiction. The submission by the Partnership to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under the law of the Republic of The Marshall Islands.

            (xxvii) Enforcement of Judgments. A judgment granted by a foreign court against the Partnership may be enforced in the Republic of The Marshall Islands without a retrial on the merits of the matter provided that: (i) the judgment is for a sum of money and is final in the jurisdiction granting the judgment; (ii) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment does not offend principles of the Republic of The Marshall Islands as to due process, propriety or public order, and (iii) the defendant was actually present in person or by a duly appointed representative and the judgment does not constitute in effect a default judgment.

      Such counsel expresses no opinion with respect to (i) the title of any of the Teekay Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents and (ii) the accuracy or descriptions of such real or personal property.

      (d) The Partnership shall have requested and caused Vinson & Elkins L.L.P., special counsel to the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (i) Enforceability. The Omnibus Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties and constitutes a valid and legally binding obligation of the Teekay Parties, enforceable against each of them in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreement may be limited by applicable laws and public policy.

            (ii) Description in Registration Statement. The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," and

      "The Partnership Agreement" insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Summary -- The Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement"; provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.

            (iii) Description of Investment by Employee Benefit Plans. The statements in the Registration Statement and Prospectus under the caption "Investment in Teekay LNG Partners L.P. by Employee Benefit Plans," insofar as it purports to constitute a summary of law or legal conclusions, fairly describes in all material respects the portions of the statutes and regulations addressed thereby

            (iv) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

      (e) The Partnership shall have requested and caused Perkins Coie LLP, counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (i) No Options. To the knowledge of such counsel and except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units, Incentive Distribution Rights or other interests in the Partnership, or (B) any membership interests in the General Partner, the Operating Company, or the Operating Subsidiaries.

            (ii) No Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Partnership Entity under the Act.

            (iii) Accuracy of Statements. The statements in the Registration Statement and Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Credit

      Facility," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Covenants and Other Restrictions in Our Financing Arrangements," "Business -- Time Charters -- General Provisions," "Business -- LNG Time Charters," "Business -- Crude Oil Time Charters" and "Certain Relationships and Related Party Transactions -- Omnibus Agreement," "Certain Relationships and Related Party Transactions -- Advisory and Administrative Services Agreements," "Certain Relationships and Related Party Transactions -- Joint Venture with an Entity Controlled by Mr. Fernando Tapias," "Certain Relationships and Related Party Transactions -- Granada Spirit Charter and Purchase Agreement," and "Certain Relationships and Related Party Transactions -- Agreement to Purchase RasGas II Interest," insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby.

            (iv) Effectiveness of Registration Statement. The Registration Statement was declared effective under the Act as of May ___, 2005; the Prospectus was filed with the Commission pursuant to Rule 424(b) on May ___, 2005 in a manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened

            (v) Compliance as to Form. The Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

            (vi) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus as required and (ii) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that are required to be described in the Registration Statement or the Prospectus by the Act or to be filed by the Act as exhibits to the Registration Statement that are not described or filed as required.

            (vii) Investment Company. No Partnership Entity is (i) an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (viii) Private Placement. The offer, sale and issuance of the Sponsor Units to TSC and of the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act.

            In addition, such counsel shall state that, in the course of such counsel's participation, as counsel to the Partnership, in the preparation of the Registration Statement and the Prospectus, such counsel has examined information available to it, including legal records, documents and proceedings, and has attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Teekay Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement and the Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any opinion or belief with respect to (i) any financial statements, including the notes and schedules thereto and the auditor's reports, if any thereon or (ii) other financial or statistical data included in the Registration Statement or the Prospectus).

      (f) The Partnership shall have requested and caused Arthur Bensler, Senior Vice President and General Counsel for TSC, to have furnished to you a letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, which shall state that such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, and (ii) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (g) The Partnership shall have requested and caused Noble & Scheidecker, special Luxembourg counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (i) Formation of Luxco. Luxco is a company duly incorporated and validly existing under the laws of Grand-Duchy of Luxembourg ("Luxembourg") and has all requisite corporate capacity and power to acquire and own securities and or participations in Luxembourg or foreign corporations and to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

            (ii) Ownership of Luxco. The issued capital of Luxco consists of 1,500 (one thousand five hundred) shares, all of which are held by the Operating Company, having its registered seat located at _____________ and registered with the register of companies of ______________ under the number ____. All the issued shares of capital stock of Luxco have been duly authorized, validly issued, fully subscribed for in cash and are not assessable. To such counsel's knowledge, all of the shares of capital stock of Luxco are free of all liens, other than those liens described in the Agreement dated February 22, 2001, entered into by, amongst others, Naviera Teekay Gas S.L., as Borrower, and the several banks and financial institutions named therein.

            (iii) Preemptive Rights and Warrants. To such counsel's knowledge, no warrant or other options to acquire exists with respect to any shares of capital stock of Luxco. There are no preemptive rights or other rights to subscribe for or to purchase any equity interests in Luxco pursuant to the Articles of Association of Luxco dated _______________, issued by Maitre Joseph Elvinger, notary public in Luxembourg (the "Articles"). Pursuant to Article Ten of the Articles, Luxco's shares may not be transferred to third parties (i.e. outside the realm of its shareholders) unless shareholder representing three-quarters of the corporate capital of Luxco have agreed thereto in a general meeting of shareholders.

            (iv) [As regards the liability of the shareholders of a Luxembourg societe a responsibilite limitee (a "s.a.r.l.", which is the form of company under which Luxco is incorporated), article 179 of the Luxembourg law of August 10, 1995 on commercial companies (the "Law") provides that "soceites a responsabilite limitee are those in which a limited number of members contribute a specific amount ___________."]

            (v) [No Additional Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of Luxembourg for the liabilities of Luxco and the limited partners of the Partnership will not be liable under the laws of Luxembourg for the liabilities of Luxco.]

            In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Luxembourg.

      (h) The Partnership shall have requested and caused PricewaterhouseCoopers, special Luxembourg tax adviser to the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that such adviser confirms that the discussion contained in the Prospectus under the caption "Business -- Taxation of the Partnership --

Luxembourg Taxation" is an accurate discussion of Luxembourg tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which such adviser need not comment).

      In rendering such opinion, such adviser may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Luxembourg.

                  (i) The Partnership shall have requested and caused Uria & Menendez, special Spanish counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (i) Formation of Spanish Subsidiaries. Each of the subsidiaries of the Partnership listed on Schedule V (the "SPANISH SUBSIDIARIES") was duly incorporated and is validly existing as private limited liability company (Sociedad de responsabilidad limitada) under the laws of Spain. Each of the Spanish Subsidiaries has corporate power to own or lease its properties and to conduct its business, to assume the liabilities being assumed by it pursuant to the Contribution Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

            (ii) Ownership of Spanish Subsidiaries. All of the created units of stock of capital of each Spanish Subsidiary have been validly created and, assuming creation against payment therefore, are fully paid. All of the units of stock of corporate capital of the Spanish Subsidiaries are owned, directly or indirectly, by the Operating Company free and clear of all Liens, other than the pledges set for on Exhibit ___ (the "SPANISH PLEDGES"). To our knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible or exchangeable for, any units of stock of any Spanish Subsidiary.

            (iii) Sufficiency of Transaction Documents. After giving effect to the Transaction, each of the Contribution Documents to which a Spanish Subsidiary is a party in a form legally sufficient under the laws of Spain to transfer or convey to, or vest in, the Partnership, the Operating Company and the Operating Subsidiaries all assets not already held by them that are to be transferred or conveyed by such Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Prospectus. The Partnership, the Operating Company and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects under Federal law and the laws of Spain to the business, assets, properties, liabilities and operations of the Contributed Business as reflected in the pro forma consolidated financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.

            (iv) Sufficiency of Conversion. The conversion (transformacion) of the Spanish Subsidiaries from corporations (under Spanish law, SA) to SL became fully effective on the date of the registration of this corporate process in the Commercial Registry of Madrid, that is to say:

          (i)   December 14, 2004 for Teekay Servicios Maritimos, S.L.

          (ii) December 15, 2004 for Naviera Teekay Gas, S.L., Naviera Teekay Gas II, S.L., Naviera Teekay Gas III, S.L. and Naviera Teekay Gas IV, S.L.

          (iii) December 16, 2004 for Teekay Shipping Spain, S.L.

            (v) Authority and Authorization. All Spanish private limited liability company (sociedad de responsabilidad limitada) action required to be taken by each Spanish Subsidiary or any of its stockholders, pursuant to the laws of Spanish for the execution and delivery by such Spanish Subsidiary of the Operative Agreements to which it is a party and the consummation of the transactions contemplated by such Operative Agreements, has been validly taken.

            (vi) No Preemptive Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any Spanish Subsidiary other than those set forth in the Spanish Private Limited Liability Companies Act (Ley 2/1995, de 23 de marzo, de Sociedades de Responsabilidad Limitada), in the Spanish Pledges, the Spanish credit agreements of [Naviera Teekay Gas, S.L., Naviera Teekay Gas II], S.L., Naviera Teekay Gas III, S.L. and Naviera Teekay Gas IV, S.L. ("SPANISH CREDIT AGREEMENT") [and in the Credit Agreements].

            (vii) Permits. To the knowledge of such counsel after due inquiry, each of the Spanish Subsidiaries has such permits of governmental or regulatory authorities of Spain as are necessary to own or lease its properties and to conduct its business, subject to such qualifications as may be set forth in the Documents and except for such permits which, if not obtained, reasonable could not, individually or in the aggregate, have a material adverse effect upon the ability or the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Prospectus; and, to the knowledge of such counsel after due inquiry, none of the Spanish Subsidiaries has received any notice of proceedings in Spain relating to the revocation or modification of any such permits which, individually or in the aggregate could reasonably be expected to have a material adverse effect upon the ability of the Partnership and its subsidiaries, taken as a whole, to conduct their businesses in all material respects in the manner described in the Prospectus.

            (viii) No Additional Liability. Upon the consummation of the Transactions, the limited partners of the Partnership will not be liable under the Laws of Spain for the liabilities of the Spanish Subsidiaries.

      In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Spain.

      (j) The Partnership shall have requested and caused J&A Garrigues, S.L., special Spanish tax counsel to the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that such counsel confirms that the discussion contained in the Prospectus under the caption "Business -- Taxation of the Partnership -- Spanish Taxation" is an accurate discussion of relevant Spanish tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not comment).

      In rendering such opinion, such adviser may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Spain.

      (k) The Partnership shall have requested and caused Wilson & Partners, special Canadian counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that in the opinion of such counsel, the description under the caption "Business -- Taxation of the Partnership -- Non-United States Tax Consequences -- Canadian Federal Income Tax Consequences" is a fair summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) to those holders of common units acquired in the offering described therein (except that in such opinion counsel need not address or comment on the representations and statements of fact of the Partnership included in such description including, without limitation, those relating to whether the activities or affairs of the Partnership can or will be conducted in a manner that the Partnership will not be carrying on business in Canada).

      In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Canada.

      (l) The Partnership shall have requested and caused PricewaterhouseCoopers, special Qatari tax adviser to the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters, to the effect that such adviser confirms that the discussion contained in the Prospectus under the caption "Business -- Taxation of the Partnership -- Qatari Taxation" is an accurate discussion of Qatari tax matters (except for the representations and statements of fact of the Partnership included in such discussion, as to which counsel need not comment).

                  In rendering such opinion, such advisor may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, and (C) state that their opinion is limited to the laws of Qatar.

                  (m) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (n) The Representatives shall have received from Seward & Kissel LLP, special Marshall Islands counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (o) Each of TSC and the General Partner shall have furnished to the Underwriters a certificate signed by the principal executive officer and the principal financial officer of each such entity dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Teekay Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each Teekay Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such entities' knowledge, threatened;

                           (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, management, condition (financial or otherwise), stockholders' equity, partners' equity, members' equity, results of operations, business, properties, assets or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

                           (iv) such other matters as you may reasonably request.

                  (p) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Teekay Entities within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Partnership and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members, partners, stockholders, directors, managers and committees of the Teekay Entities; and inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

                           (1) said unaudited financial statements are not in
                  conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                           (2) (i) with respect to the period subsequent to
                  December 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of Luxco and its subsidiaries (including, without limitation, Teekay Spain) or decreases in the consolidated net current assets (working capital) or stockholders' equity of Luxco and its subsidiaries (including, without limitation, Teekay Spain) as compared with the amounts shown on the December 31, 2004 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period during the preceding year in consolidated net revenues or net income of Luxco and its subsidiaries (including, without limitation, Teekay Spain), except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                           (3) the information included in the Registration
                  Statement and Prospectus in response to Form 20-F, Item 3A (Selected Financial Data) and Form 20-F, Item 6B (Compensation) is not in conformity with the applicable disclosure requirements of Form F-1 and Form 20-F;

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary -- Summary Historical and Pro Forma Financial and Operating Data," "Capitalization," "Dilution," "Selected Historical and Pro Forma Financial and Operating Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus, agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation; and

                           (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Teekay Entities who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Prospectus in this paragraph (o) include any supplement thereto at the date of the letter.

                  (q) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (o) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders' equity, partners' equity, members' equity, results of operations, business, properties, assets or prospects of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (r) Prior to the Closing Date, the Teekay Entities shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  (s) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities of any of the Partnership Entities, if applicable, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (t) The Units shall have been listed and admitted and authorized for trading on the NYSE subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (u) At the Execution Time, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from the executive officers and directors of the General Partner and of TSC addressed to the Underwriters.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Teekay Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Teekay Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units.

                  8. Indemnification and Contribution.

                  (a) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Teekay Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Teekay Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Teekay Parties may otherwise have.

                  (b) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act (the "CITIGROUP ENTITIES"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Teekay Parties for distribution in foreign jurisdictions in connection with the Directed Unit Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement in such wrapper material, when considered in conjunction with the Prospectus or to any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any of the Citigroup Entities.

                  (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Teekay Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Teekay Parties within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in
Section 8(a) from the Teekay Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Teekay Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Teekay Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Underwriting" (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, and (iii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and electronic online distributions constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

                  (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Teekay Parties, severally and jointly, and the Underwriters severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which one or more of the Teekay Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Teekay Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Teekay Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Teekay Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Teekay Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Teekay Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Teekay Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Teekay Parties within the meaning of either the Act or the Exchange Act, each officer of the Teekay Parties who shall have signed the Registration Statement and each director of the Teekay Parties shall have the same rights to contribution as the Teekay Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Teekay Parties. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the

Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Teekay Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Teekay Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Teekay Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Teekay LNG Partners L.P., TK House, Bayside Executive Park, West Bay Street and Blake Road, P.O. Box AP-59213, Nassau, Commonwealth of the Bahamas, Attn. Corporate Secretary (fax no. 242-502-8840) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn:
David Matheson, (fax no. 503-727-2222).

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Judicial Proceedings.

                  (a) The Teekay Parties irrevocably (i) agree that any legal suit, action or proceeding against the Teekay Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Teekay Parties has appointed Watson, Farley & Williams, New York, New York, as its authorized agent (the "AUTHORIZED AGENT"), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Teekay Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Teekay Parties shall be deemed, in every respect, effective service of process upon the Teekay Parties.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Teekay Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Teekay Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Teekay Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

                  16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                  "Prospectus" shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the Effective Date.

                  "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Teekay Parties and the several Underwriters.


                               Very truly yours,



                               TEEKAY SHIPPING CORPORATION


                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               TEEKAY LNG PARTNERS L.P.


                               By:  Teekay GP L.L.C., its general partner




                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               TEEKAY GP L.L.C.


                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               TEEKAY LNG OPERATING L.L.C.


                               By:  Teekay Shipping Corporation, its sole member




                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.


Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Deutsche Bank Securities Inc.


By:  CITIGROUP GLOBAL MARKETS INC.



     By:
        -----------------------

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                   SCHEDULE I

                            TEEKAY LNG PARTNERS L.P.


                                                           Number of Firm
Underwriters                                            Units to be Purchased
------------                                            ---------------------

Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Deutsche Bank Securities Inc.

                  TOTAL:                                      5,500,000

                                   SCHEDULE II

                            TEEKAY LNG PARTNERS L.P.

                         LIST OF OPERATING SUBSIDIARIES



Teekay Luxembourg, S.a.r.l.

Teekay Spain, S.L.

Teekay II Iberia S.L.

Teekay Shipping Spain, S.L. (formerly Naviera F. Tapias, S.A.)

Granada Spirit L.L.C.

Naviera Teekay Gas, S.L. (formerly Naviera F. Tapias Gas, S.A.)

Naviera Teekay Gas II, S.L. (formerly Naviera F. Tapias Gas II, S.A.)

Naviera Teekay Gas III, S.L. (formerly Naviera F. Tapias Gas III, S.A.)

Naviera Teekay Gas IV, S.L. (formerly Naviera F. Tapias Gas IV, S.A.)

Teekay Servicos Maritimos, S.L. (formerly Naviera F. Tapias Servicios Maritimos, S.A.)

                                  SCHEDULE III

                            TEEKAY LNG PARTNERS L.P.

                            LIST OF OTHER AGREEMENTS


DOCUMENTS RELATED TO THE GRANADA SPIRIT:

     o Time Charter Party between Granada Spirit L.L.C. (owner) and Teekay Chartering Limited dated __________, 2005

DOCUMENTS RELATED TO THE TENERIFE SPIRIT:

     o Time Charter Party between Teekay Shipping Spain, S.L. and CIA. Espanola de Petroleos, S.A. dated July 5, 2000

     o Bareboat Charter Party between Petrocan de Canarias (as disponent owner) and Teekay Shipping Spain, S.L. dated July 7, 2000

DOCUMENTS RELATED TO THE ALGECIRAS SPIRIT:

     o Time Charter Party between Teekay Shipping Spain, S.L. and CIA. Espanola de Petroleos, S.A. dated October 2, 2000

     o Bareboat Charter Party between Petrocan de Canarias (disponent owner) and Teekay Shipping Spain, S.L. dated October 2, 2000

DOCUMENTS RELATED TO THE HUELVA SPIRIT:

     o Time Charter Party between Teekay Shipping Spain, S.L. and CIA. Espanola de Petroleos, S.A. dated March 20, 2001

     o Bareboat Charter Party between Petrocan de Canarias (disponent owner) and Teekay Shipping Spain, S.L. dated March 20, 2001

DOCUMENTS RELATED TO THE TEIDE SPIRIT:

     o Time Charter Party between Teekay Shipping Spain, S.L. and CIA. Espanola de Petroleos, S.A. dated October 25, 2004

     o Bareboat Charter between CIA. Espanola de Petroleos, S.A. and Teekay Shipping Spain, S.L. dated October 25, 2004

DOCUMENTS RELATED TO THE TOLEDO SPIRIT:

     o Shipbuilding Contract for the Construction and Sale of Hull No. 5271 (Toledo Spirit) between Teekay Shipping Spain, S.L. and Daewoo Shipbuilding & Marine Engineering Co., Ltd. dated January 30, 2003

     o Memorandum of Understanding between Teekay Shipping Spain, S.L., Teekay Shipping Corporation and CIA. Espanola de Petroleos, S.A. dated April 29, 2004

DOCUMENTS RELATED TO THE HISPANIA SPIRIT:

     o Time Charter Party between Repsol YPF Trading y Transporte S.A. and Naviera Teekay Gas, S.L. dated Feb. 22, 2001

DOCUMENTS RELATED TO THE CATALUNYA SPIRIT:

     o Time Charter Party between Repsol YPF S.A. and Naviera Teekay Gas III, S.L. dated July 31, 2000

     o Bareboat Charter between Poseidon Gas AIE and Naviera Teekay Gas III, S.L. dated October 2, 2000

DOCUMENTS RELATED TO THE MADRID SPIRIT:

     o Time Charter Party between Repsol YPF Trading y Transporte S.A. (Ch) and Naviera Teekay Gas IV, S.L. (owner) dated Nov. 19, 2001

     o Bareboat Charter between Pagumar AIE and Naviera Teekay Gas IV, S.L. dated December 30, 2003

DOCUMENTS RELATED TO THE GALICIA SPIRIT:

     o Time Charter Party between Union Electrica Fenosa, S.A. (Ch) and Naviera Teekay Gas II, S.L. (owner) dated June 28, 2001

                                   SCHEDULE IV

                            TEEKAY LNG PARTNERS L.P.

                      LIST OF MARSHALL ISLANDS SUBSIDIARIES



Teekay LNG Operating L.L.C.

Granada Spirit L.L.C.

                                   SCHEDULE V

                            TEEKAY LNG PARTNERS L.P.

                          LIST OF SPANISH SUBSIDIARIES



Teekay Shipping Spain, S.L. (formerly Naviera F. Tapias S.A.)

Naviera Teekay Gas, S.L. (formerly Naviera F. Tapias Gas, S.A.)

Naviera Teekay Gas II, S.L. (formerly Naviera F. Tapias Gas II, S.A.)

Naviera Teekay Gas III, S.L. (formerly Naviera F. Tapias Gas III, S.A.)

Naviera Teekay Gas IV, S.L. (formerly Naviera F. Tapias Gas IV, S.A.)

Teekay Servicios Maritimos, S.L.

Teekay Spain, S.L.

Teekay II Iberia S.L.

                                    EXHIBIT A

                           [FORM OF LOCK-UP AGREEMENT]

                            TEEKAY LNG PARTNERS L.P.
                         PUBLIC OFFERING OF COMMON UNITS


                                                                __________, 2005


Citigroup Global Markets Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
Jefferies & Company, Inc.
Deutsche Bank Securities Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Teekay Shipping Corporation, a Marshall Islands corporation, Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "Partnership"), Teekay GP L.L.C., a Marshall Islands limited liability company, and Teekay LNG Operating L.L.C., a Marshall Islands limited liability company, and each of you as Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership ("Common Units").

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the "Restricted Period"), other than dispositions of Common Units by gift to the undersigned's immediate family members, to trusts established for the benefit of the undersigned's immediate family members or to charitable organizations (provided that any such person, trust or charitable organization agrees as a condition to receiving such gift to be bound by the terms of the foregoing terms of this sentence).

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated



                                       Very truly yours,


                                       _________________________________________


                                       _________________________________________


                                       _________________________________________

                                    EXHIBIT B

                            TEEKAY LNG PARTNERS L.P.

                           LIST OF VESSELS AND OWNERS



                                                                   JURISDICTION OF
OPERATING LNG VESSELS            OWNER                             REGISTRATION
---------------------            -----                             ---------------

Hispania Spirit                  Naviera Teekay Gas, S.L.          Spain
Galacia Spirit                   Naviera Teekay Gas II, S.L.       Spain
Catalunya Spirit                 Naviera Teekay Gas III, S.L.      Spain
Madrid Spirit                    Naviera Teekay Gas IV, S.L.       Spain

LNG NEWBUILDINGS                 OWNER
----------------                 -----

Hull No. 2238                    Teekay Nakilat Corporation        Bahamas (expected)
Hull No. 2239                    Teekay Nakilat Corporation        Bahamas (expected)
Hull No. 2240                    Teekay Nakilat Corporation        Bahamas (expected)

OPERATING SUEZMAX TANKERS        OWNER
-------------------------        -----

Granada Spirit                   Granada Spirit L.L.C.             Spain
Tenerife Spirit                  Teekay Shipping Spain, S.L.       Spain
Algeciras Spirit                 Teekay Shipping Spain, S.L.       Spain
Huelva Spirit                    Teekay Shipping Spain, S.L.       Spain
Teide Spirit                     Teekay Shipping Spain, S.L.       Spain

SUEZMAX NEWBUILDING              OWNER
-------------------              -----

Toledo Spirit                    Teekay Shipping Spain, S.L.       Spain